EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Statement on Schedule 13D, dated April 17, 2017 (the “Schedule 13D”), with respect to the common stock, $0.01 par value per share, of American Axle & Manufacturing Holdings, Inc. is, and any amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement (this “Agreement”) shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

ASP MD INVESTCO L.P.

/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	President

AMERICAN SECURITIES PARTNERS VI, L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(B), L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(C), L.P.

By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES PARTNERS VI(D), L.P.
By: American Securities Associates VI, LLC, its general partner

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES ASSOCIATES VI, LLC

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	Managing Member

AMERICAN SECURITIES LLC

By:	/s/ Michael G. Fisch
Name:	Michael G. Fisch
Title:	President and Chief Executive Officer

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